                                 SCHEDULE 14A
                   Information Required in Proxy Statement

                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            LIFE TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                            LIFE TECHNOLOGIES, INC.
                           9800 Medical Center Drive
                           Rockville, Maryland 20850

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                  March 23, 2000

     The Annual Meeting of Stockholders of Life Technologies, Inc. (the "Company") will be held at The Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, on Tuesday, May 2, 2000, at 10:00 a.m., local time, for the following purposes:

(1)  To elect three directors;

(2) To ratify the selection by the Company's Board of Directors of the firm of PricewaterhouseCoopers LLP as auditors of the Company for fiscal year 2000; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please indicate your votes on the enclosed proxy and date, sign and return it in the postage-prepaid envelope provided for your use. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                   By Order of the Board of Directors,


                                   C. Eric Winzer
                                   Secretary


                                   [LOGO]

                            LIFE TECHNOLOGIES, INC.
                           9800 Medical Center Drive
                           Rockville, Maryland 20850

                                PROXY STATEMENT

                              GENERAL INFORMATION

Proxy Solicitation

         This proxy statement is furnished to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of Life Technologies, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 2, 2000, or at any adjournment thereof. The purposes of the Annual Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about March 23, 2000, and will be solicited chiefly by mail; however, certain employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of proxies, which may include the reasonable expenses of brokerage firms and others for forwarding proxies and proxy material to the beneficial owners of Common Stock of the Company. The Company has retained Morrow & Co., Inc., 445 Park Avenue, New York, New York 10022, to assist in distributing proxies, for which they will be paid a fee of $2,000.00, plus handling, postage and out-of-pocket expenses.

Revocability and Voting of Proxy

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company's Common Stock represented by executed and unrevoked proxies will be voted in accordance with the instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve the Proposals set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the Annual Meeting. A person giving the accompanying proxy has the power to revoke it at any time before the voting.

Record Date and Voting Rights

          Only stockholders of record at the close of business on March 10, 2000, are entitled to vote at the Annual Meeting or any and all adjournments thereof. On March 10, 2000, there were 25,017,451 shares of Common Stock outstanding, each of which shares is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting is discussed under each item.


                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth information as of March 1, 2000 (except as otherwise noted below), regarding the beneficial ownership of Common Stock of the Company of (i) each person known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock; (ii) each director and nominee for election as a director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors, nominees, and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

                                                       Amount and Nature of
Name of                                                Beneficial Ownership               Percentage of
Beneficial Owner                                       of Common Stock (1)                Common Stock
----------------------------------------------------------------------------------------------------------
Dexter Corporation ("Dexter")                          18,815,447 shares (2)                  75.2 %
One Elm Street
Windsor Locks, CT 06096

Dexter Acquisition Delaware, Inc.                      5,569,187 shares (3)                   22.3 %
One Elm Street
Windsor Locks, CT 06096

Samuel J. Heyman                                       3,506,270 (4) (5) (6)                  14.0 %
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470

International Specialty Products Inc.                  3,506,270 (4) (5) (6)                  14.0 %
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470

ISP OPCO Holdings Inc.                                 3,384,600 (4) (5)                      13.5 %
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470

ISP Investments Inc.                                   3,384,600 (4) (5)                      13.5 %
c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470

The 13D Group                                          5,417,991 shares (7)                   21.7 %

c/o ISP Management Company, Inc.
1361 Alps Road
Wayne, New Jersey 07470

Thomas H. Adams, Ph.D.                                 14,633 shares (8)                         *
Bruce H. Beatt                                              -
Kathleen Burdett                                            -
R. Barry Gettins, Ph.D.                                     -
Peter G. Kelly                                         4,500 shares (9)                          *
Joseph C. Stokes, Jr.                                  26,666 shares (10)                        *
J. Stark Thompson, Ph.D.                               72,816 shares (11)                        *
K. Grahame Walker                                           -
George M. Whitesides, Ph.D.                            6,900 shares (12)                         *

John V. Cooper                                         27,333 (13)                               *
Thomas M. Coutts                                       26,667 (14)                               *
Brian D. Graves                                        7,500 (15)                                *
Derek E. Woods, Ph.D                                   29,167 (16)                               *

All directors, nominees, and executive                 291,604 shares (17)                       *
officers as a group (18 persons)

__________________________________

*    Less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on shares of the Company's Common Stock outstanding as of March 1, 2000. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days after March 1, 2000, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.

(2) Includes 5,569,187 shares of Common Stock of the Company held by Dexter Acquisition Delaware, Inc., a wholly owned subsidiary of Dexter. Dexter has the sole power to vote and direct the voting of 13,246,260 shares, the shared power to vote and direct the voting of 5,569,187 shares and the shared power to dispose of and direct the disposition of 18,815,447 shares of Common Stock of the Company. This number of shares excludes 34,744, 63,668, 34,075, 8,322, 229,692 and 3,265 shares of common stock of Dexter beneficially owned by Mr. Beatt, Ms. Burdett, Dr. Gettins, Mr. Kelly, Mr. Walker and Dr. Whitesides, respectively, constituting an aggregate of 373,766 shares, or approximately 1.6% of the outstanding shares of Dexter, as of December 31, 1999. The shares of Dexter beneficially owned by Mr. Beatt, Ms. Burdett, Dr. Gettins and Mr. Walker include 11,834, 19,333, 23,834 and 101,500 shares, respectively, which they may acquire within 60 days upon the exercise of stock options.

(3) Dexter Acquisition Delaware, Inc. has the shared power to vote, direct the voting of and dispose of and direct the disposition of 5,569,187 shares of Common Stock of the Company.

(4) This information is based on Annex VII of the Preliminary Proxy Statement relating to Dexter Corporation, dated February 8, 2000, filed with the SEC by International Specialty Products Inc.

     ("ISP") and ISP Investments Inc. ("ISP Investments"), which specifies as follows: ISP Investments (directly and through ISP Investments Grantor Trust) has the sole power to vote, direct the voting of, dispose of and direct the disposition of 2,932,600 shares of Common Stock of the Company. ISP Opco Holdings Inc. ("ISP Opco"), by virtue of its indirect ownership of all of the outstanding capital stock of ISP Investments, may be deemed to own beneficially (solely for purposes of Rule 13d-3) all of the Common Stock of the Company owned by ISP Investments. ISP, by virtue of its ownership of all of the outstanding common stock of ISP Opco, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock of the Company owned by ISP Investments. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock of the Company owned by ISP Investments.

(5) This information is based on Annex VII of the Preliminary Proxy Statement relating to Dexter Corporation, dated February 8, 2000, filed with the SEC by ISP and ISP Investments, which specifies as follows: ISP Ireland has the sole power to vote, direct the voting of, dispose of and direct the disposition of 452,000 shares of Common Stock of the Company. ISP Investments, by virtue of its indirect ownership of all of the outstanding capital stock of ISP Ireland, may be deemed to own beneficially (solely for purposes of Rule 13d-3) all of the Common Stock of the Company owned by ISP Ireland. ISP Opco, by virtue of its indirect ownership of all of the outstanding capital stock of ISP Investments, may be deemed to own beneficially (solely for purposes of Rule 13d-3) all of the Common Stock of the Company owned by ISP Ireland. ISP, by virtue of its ownership of all of the outstanding common stock of ISP Opco, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock of the Company owned by ISP Ireland. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock of the Company owned by ISP Ireland.

(6) This information is based on Annex VII of the Preliminary Proxy Statement relating to Dexter Corporation, dated February 8, 2000, filed with the SEC by ISP and ISP Investments, which specifies as follows: ISP has the sole power to vote, direct the voting of, dispose of and direct the disposition of 121,670 shares of Common Stock of the Company. Mr. Heyman, by virtue of his beneficial ownership (as defined in Rule 13d-3) of approximately 76% of the capital stock of ISP, may be deemed to own beneficially (solely for purposes of Rule 13d-3) the Common Stock of the Company owned by ISP.

(7)  This figure is based on information set forth in Amendment No. 8 to a
     Schedule 13D of the Company dated January 28, 2000, filed with the SEC, which filing indicates that the following persons are part of the 13D Group and beneficially own and have sole or shared voting and dispositive power as to the number of shares indicated next to the person's name in the table below:

                                                       Sole           Shared         Sole                Shared
                                   Beneficial          Voting         Voting         Dispositive         Dispositive
Name                               Ownership           Power          Power          Power               Power
                                   ---------           -----          ----           ----                ----
ISP Opco Holdings, Inc             3,384,600           0              3,384,600      0                   3,384,600

ISP Investments Inc                3,384,600           2,932,600      452,000        2,932,600           452,000

ISP Ireland                        452,000             452,000        0              452,000             0

International Specialty            3,506,270           121,670        3,384,600      121,670             3,384,600
Products Inc

Bear, Stearns & Co Inc.            432,826             340,826        92,000         340,826             92,000

Frederick R. Adler                 714,895             714,895        0              714,895             0

The Cohen Revocable Trust          397,100             397,100        0              397,100             0

A. Chang                           135,500             135,500        0              135,500             0

York Capital Management, L.P.      78,700              78,700         0              78,700              0

Dinan Management L.L.C             78,700              0              78,700         0                   78,700

JGD Management Corp.               23,100              23,100         0              23,100              0

York Investment Limited            129,600             129,600        0              129,600             0

Dinan Management Corporation       129,600             0              129,600        0                   129,600

James G. Dinan                     231,400                            231,400        0                   231,400


         The filing indicates that the foregoing persons are parties to a letter agreement dated December 3, 1999 pursuant to which the parties agreed to extend through September 30, 2000 the provisions of the respective group agreements to which such persons are parties pursuant to which, among other things, they generally agreed (i) not to sell or otherwise dispose of any shares of Common Stock of the Company unless all of the parties mutually agreed (or, in the case of Bear, Stearns & Co., Inc., sell shares which would reduce its ownership below 300,000 shares) and (ii) not to enter into any other contract, arrangement, understanding or relationship with any other persons with respect to equity securities of the Company without the written consent of the other parties.

(8) Consists of 1,133 shares of Common Stock owned by Dr. Adams and 13,500 shares of Common Stock which Dr. Adams may acquire upon the exercise of stock options.

(9) Consists of 4,500 shares of Common Stock which Mr. Kelly may acquire upon the exercise of stock options.

(10) Consists of 2,006 shares of Common Stock owned by Mr. Stokes and 24,660 shares of Common Stock which Mr. Stokes may acquire upon the exercise of stock options.

(11) Consists of 72,666 shares of Common Stock Dr. Thompson may acquire upon the exercise of stock options and 150 shares of Common Stock owned by Dr. Thompson's wife, of which Dr. Thompson may be deemed to be the beneficial owner. Dr. Thompson disclaims beneficial ownership of the 150 shares owned by his wife.

(12) Consists of 150 shares of Common Stock owned by Dr. Whitesides and 6,750 shares of Common Stock which Dr. Whitesides may acquire upon the exercise of stock options.

(13) Consists of 27,333 shares of Common Stock Mr. Cooper may acquire upon the exercise of stock options.

(14) Consists of 26,667 shares of Common Stock Mr. Coutts may acquire upon the exercise of stock options.

(15) Consists of 7,500 shares of Common Stock Mr. Graves may acquire upon the exercise of stock options.

(16) Consists of 29,167 shares of Common Stock Dr. Woods may acquire upon the exercise of stock options.

(17) Includes a total of 287,243 shares of Common Stock the respective directors, nominees, and executive officers may acquire upon the exercise of stock options.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of all Section 16(a) forms furnished to the Company and written representations from the Company's executive officers, directors and greater than ten percent beneficial owners, the Company believes that during fiscal year 1999 all its directors, executive officers and holders of more than ten percent of the Company's Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act, except for John A. Cottingham, an officer of the Company who did not timely file his Form 3; Daryl
J. Faulkner, an officer of the Company who did not timely file his Form 3; Peter
G. Kelly, a director of the Company who did not report timely one sale of shares of Common Stock of the Company that occurred in December 1999; Dexter Corporation, an owner of more than 10% of the shares of Common Stock of the Company that failed to file one Form 4 in 1986 relating to one transaction, one Form 4 in 1996 relating to one transaction, and Form 4s in 1999 relating to 23 transactions, all of which were addressed in a Form 5 filed with the SEC on February 15, 2000; and Dexter Acquisition Delaware, Inc., an owner of more than 10% of the shares of Common Stock of the Company, that failed to file one Form 4 in 1998 relating to one transaction and one Form 4 in 1999 relating to one transaction, both of which were addressed in a Form 5 filed with the SEC on February 15, 2000.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides for three classes of directors, each class to consist of not more than five nor fewer than three directors, with the term of one class expiring at each annual meeting of stockholders. The number of directors in each class is determined by the vote of at least 75% of the directors.

         The Company's Board of Directors currently consists of nine members. The Board of Directors has determined that the total number of directors of the Company shall be nine, with three in the class whose term will expire in 2001, three in the class whose term will expire in 2002, and three in the class whose term will expire in 2003. At the Annual Meeting, three directors are to be elected for terms expiring in 2003.

         Unless otherwise specified, the enclosed proxy will be voted for the election of Bruce H. Beatt, Peter G. Kelly, and K. Grahame Walker to serve until the 2003 Annual Meeting of Stockholders and until their successors shall have been duly elected and shall qualify. Messrs. Beatt, Kelly, and Walker are currently directors of the Company. All nominees have consented to be named and have indicated their intent to serve if elected. If for any reason at the time of the Annual Meeting any nominee should be unable to serve as a director, a contingency which the Board of Directors does not expect to occur, discretionary authority is reserved to vote for a substitute.

         The following information relates to the nominees listed above and to the other directors of the Company whose terms of office will extend beyond the Annual Meeting.

                                    Nominees

Term Expiring in 2003

                                                                                Principal Occupation During the
                                                                                Past Five Years and Other
Name                               Age            Director Since                Directorships
----                               ---            --------------                -------------------------------
Bruce H. Beatt (1)                  47            April 1997                    Vice President, General Counsel
                                                                                and Secretary of Dexter since 1992.

Peter G. Kelly (1)                  62            August 1998                   Senior Principal of Updike, Kelly
                                                                                & Spellacy, P.C. (attorneys) since
                                                                                prior to 1993.  Mr. Kelly also
                                                                                serves as Chairman of Meridian
                                                                                Worldwide L.LC. and Meridian
                                                                                Americas L.LC (public affairs),
                                                                                and Chairman of The PBN Company
                                                                                (government affairs). Mr. Kelly is
                                                                                a director of Dexter, Phillips
                                                                                Screw Company (licensing and
                                                                                manufacturing), and CNA
                                                                                Corporation (a federally funded
                                                                                research and development
                                                                                corporation).

K. Grahame Walker (2) (3)           62            April 1989                    Chairman of the Company since
                                                                                1993.  He has been Chairman and
                                                                                Chief Executive Officer of Dexter
                                                                                since April 1993.  He was
                                                                                President and Chief Executive
                                                                                Officer of Dexter since December
                                                                                1989.  From April 1988 to December
                                                                                1989, he was President and Chief
                                                                                Operating Officer of Dexter.

                                 Other Directors

Term Expiring in 2001

                                                                       Principal Occupation During the Past
Name                                Age     Director Since             Five Years and Other Directorships
----                                ---     --------------             ----------------------------------
Kathleen Burdett (1) (2) (3)        44      April 1995                 Vice President and Chief Financial
                                                                       Officer of Dexter since January 1995.
                                                                       She previously served as Vice President
                                                                       and of Dexter from 1989 to January 1995.

George M. Whitesides, Ph.D.         60      April 1998                 Mallinckrodt Professor of Chemistry of Harvard University. He
                                                                       has been a professor in the Department of Chemistry of
                                                                       Harvard University since 1982. He received his Ph.D. in
                                                                       chemistry from the California Institute of Technology and
                                                                       taught for nineteen years (1963-1982) at MYIP. He is a member of the National Academy of Sciences and the American Academy
                                                                       of Arts and Sciences. He is a director of Advanced Magnetics,
                                                                       Inc. (medical diagnostic products), Dexter and Geltex, Inc.
                                                                       (medical products).

J. Stark Thompson, Ph.D. (3)        58      September 1988             President and Chief Executive Officer of the Company since
                                                                       1988. Prior to joining the Company he was with E.I. DuPont de
                                                                       Nemours & Company for 21 years.

Term Expiring in 2002:

Name                                Age     Director Since             Principal Occupation During the Past
----                                ---     --------------             ------------------------------------
                                                                       Five Years and Other Directorships
                                                                       ----------------------------------
Thomas H. Adams, Ph.D. (2)          57      April 1992                 Chairman and Chief Executive Officer of Leucadia Technologies
                                                                       (biotechnology company). Chairman emeritus of Genta
                                                                       Incorporated (biotechnology company) and previously Chairman of the Board and Chief Executive Officer of Genta from 1989 to 1997. He previously served as Chairman of the Board and
                                                                       Chief Executive Officer of Gen-Probe Incorporated
                                                                       (biotechnology company) which he co-founded in 1984. Dr.
                                                                       Adams is a director of La Jolla Pharmaceuticals, Inc.

R. Barry Gettins, Ph.D. (1)         58      February 1999              Retired December 1998 as Senior Vice President, Operations
                                                                       and Technology Development, of Dexter. Prior to that, he
                                                                       served in various senior management capacities at Dexter for
                                                                       24 years.

Joseph C. Stokes, Jr.               52      February 1999              Lecturer in International Finance, Eugene M. Isenberg School
                                                                       of Management, University of Massachusetts at Amherst, since
                                                                       September 1999. Senior Vice President and Chief Financial
                                                                       Officer, Secretary and Treasurer of the Company from March 1,
                                                                       1989 through March 31, 1999.

__________________________________
(1)  Member of the Audit Committee.
(2)  Member of the Compensation and Organization Committee.
(3)  Member of the Executive Committee.

         The Board of Directors of the Company held six meetings in 1998 and acted once by unanimous written consent in lieu of a meeting. The Board has an Executive Committee, a Compensation and Organization Committee and an Audit Committee. It has no nominating committee.

         The Executive Committee currently is composed of three members, Dr. Thompson, Chairman, Ms. Burdett, and Mr. Walker. Subject to certain limitations prescribed by law, by the Company's certificate of incorporation and by-laws and by resolutions of the Board, the Executive Committee has and may execute when the Board is not in session all the powers of the Board. The Executive Committee did not meet in 1999.

         The Compensation and Organization Committee currently is composed of three members, Mr. Walker, chairman, Dr. Adams and Ms. Burdett. This committee monitors the Company's compensation policy, with particular emphasis on retirement and officer remuneration matters. It recommends to the Board of Directors the compensation for the Company's key employees. The committee held three meetings in 1999.

         The Audit Committee currently is composed of four members, Ms. Burdett, chairman, Mr. Beatt, Dr. Gettins and Mr. Kelly. Its meetings include, as a matter of course, private sessions with the Company's independent certified public accountants. The Audit Committee recommends to the Board the selection of independent auditors and is charged with reviewing the scope and quality of audit and quarterly reviews performed by the independent auditors as well as other services provided by the independent auditors to the Company. The Audit Committee monitors compliance with the Company's Code of Conduct, the integrity of officers, accounting policies and internal controls and the quality of published financial statements. The committee held two meetings in 1999.

         In 1999 each incumbent director attended at least 75% of the aggregate meetings of the Board held during his or her term as a director and of the committees on which he or she served.

Vote Required

         The three nominees receiving the highest number of affirmative votes of the shares of Common Stock present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

         THE BOARD OF DIRECTORS DEEMS ELECTION OF THE DIRECTOR NOMINEES NAMED IN "PROPOSAL NO. I - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

                                  EXECUTIVE COMPENSATION

         The following table sets forth information concerning the cash compensation paid or to be paid by the Company, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during such period.

                                SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                      Annual Compensation                        Awards
                                      -------------------                        ------
                                                                               Securities
Name and                                                                       Underlying        All Other
Principal Position                   Year        Salary($)       Bonus($)      Options(#) Compensation($) (1) (2)
-----------------------------------------------------------------------------------------------------------------
J. Stark Thompson, Ph.D.             1999        $540,000        $128,200        66,000            $4,800
President, Chief Executive           1998         459,250         281,918            --              4593
Officer and Director                 1997         433,750         276,154       100,000              4338

Thomas M. Coutts                     1999         275,000          65,900        35,000                --
Senior Vice President                1998         260,750         144,044          --                  --
and General Manager                  1997         253,750         119,821        45,000                --

John V. Cooper                       1999         249,000          43,200        35,000             4,800
Senior Vice President and            1998         200,250          87,995          --               4,800
General Manager                      1997         188,500          90,384        25,000             4,750

Derek E. Woods, Ph.D                 1999         240,000          43,800        25,000              4800
Senior Vice President,               1998         196,000          89,100          --                4800
Research and Development             1997         186,000          83,200        20,000              4750


Brian D. Graves                      1999         239,000          42,100        22,500             4,800
Vice President and                   1998         198,000          88,663          --               4,800
General Manager                      1997         186,000          93,193        20,000             4,750

______________________________

(1) All Other Compensation represents the Company's contributions under an Extra Savings Plan ("ESP") for the account of each executive officer. The Company matches one-half of the contributions made by each participant in the ESP up to a maximum Company match of three percent of annual base compensation (to the extent such compensation does not exceed the statutory maximum of $170,000). Mr. Coutts does not participate in the ESP.

(2) Does not include perquisites paid to any of the listed executive officers which did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for the officer.

         The following table sets forth information with respect to option grants in 1999 to the persons named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential Realizable
                                                                                                         Value at Assumed
                                                                                                          Annual Rates of
                                                                                                            Stock Price
                                                                                                          Appreciation for
                                 Number of           % of Total                                            Option Term (4)
                                 Securities            Options          Exercise                           ---------------
                                 Underlying          Granted to         Base or
                                  Options           Employees in         Price        Expiration      5% ($)         10% ($)
Name                           Granted(#)(1)       Fiscal Year (2)     ($/sh)(3)         Date          ------         -------
----                           -------------       ---------------     ----------        ----
J. Stark Thompson,  Ph.D.          66,000              13.64 %          $36.7188         2/2/09      $1,524,089      $3,862,341

Thomas M. Coutts                   35,000               7.23             36.7188         2/2/09         808,229       2,048,211

John V. Cooper                     35,000               7.23             36.7188         2/2/09         808,229       2,048,211

Derek E. Woods, Ph.D.              25,000               5.17             36.7188         2/2/09         577,304       1,463,008

Brian D. Graves                    22,500               4.65             36.7188         2/2/09         519,576       1,316,707

_____________________________________

(1) One-third of these options vest on each of the first three anniversary dates following the date of grant. Options are exercisable within the ten-year period from the date of grant subject to the vesting schedule.

(2) Based upon options to purchase 484,000 shares granted to all employees in 1999.

(3) The exercise price of all options granted during 1999 was equal to the market value of the underlying Common Stock on the date of grant.

(4) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the Common Stock and overall stock market conditions. The 5% rate of appreciation over the 10-year option term of the $36.7188 stock price on the date of grant would result in a stock price of $60. The 10% rate of appreciation over the 10-year option term of the $36.7188 stock price on the date of grant would result in a stock price of $94. There is no representation that the rates of appreciation reflected in this table will be achieved.

         The following table provides information on option exercises in fiscal year 1999 by the executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES

                                                                  Numbers of Securities            Value of Unexercised
                                                             Underlying Unexercised Options        In-the-Money Options
                                                                 at Fiscal Year End (#)         at Fiscal Year End ($) (1)
                                Shares                           ----------------------         --------------------------
                              Acquired on        Value
Name                          Exercise (#)    Realized($)     Exercisable     Unexercisable   Exercisable      Unexercisable
----                          ---------       -----------     -----------     -------------   -----------      -------------
J. Stark Thompson, Ph.D.         11,000         $163,250         50,666           99,333         $576,158        $657,431
Thomas M. Coutts                 11,666          167,699         15,000           50,000          122,288         326,817
John V. Cooper                     -0-            -0-            15,666           43,333          196,721         272,464
Derek E. Woods, Ph.D.              -0-            -0-            20,833           31,666          355,643         200,437
Brian D. Graves                  13,333          125,592           -0-            29,166            -0-           185,828

_____________________________________
(1) Calculated on the difference between the stock option exercise price and the closing price of a share of the Company's Common Stock on the OTC Bulletin Board on December 31, 1999 ($42.5625).

Pension and Retirement Benefits

         The Company has a qualified pension plan for substantially all United States employees. The Company makes an annual contribution to the plan which is actuarially determined. Such contribution cannot be appropriately allocated to individual participants and, accordingly, is not included in the Summary Compensation Table. Due to favorable investment performance the Company's pension plan is currently over funded. Accordingly, the Company will not make a contribution to the pension plan for 1999. Employees within the eligible group may participate in the plan after completing one year of service and attaining age 21. Participating employees become fully vested in the plan after five years of service. Normal retirement age is 65, and actuarially reduced benefits are available to participants who are age 55 and have ten years of service.

         In general, the participant accrues an annual retirement benefit equal to 1% of the participant's final five-year average compensation (plus an additional .5% above Social Security covered compensation) times the number of years of service credited after October 31, 1975. Eligible compensation is defined as salary, hourly wages, bonus and commissions. Eligible compensation for the executive officers named in the Summary Compensation Table does not differ by more than 10 percent from the summary compensation set forth in such table.

         The Company has a supplemental retirement plan ("SRP") intended to provide retirement benefits, supplementing those provided under other plans, to certain officers and key employees. Upon retirement at the age of 65, participants are entitled to receive an annual benefit equal to 55% of their average annual compensation (salary and bonus) based on the highest 60 consecutive months of a participant's last 120 months as a participant in the SRP, less all other retirement benefits received (including Social Security benefits, other Company retirement benefits and plans of other employers). The SRP currently has 15 participants, including Dr. Thompson, Messrs. Coutts, Cooper, and Graves, and Dr. Woods. Unless otherwise stipulated by the Board of Directors, such annual benefits will be reduced ratably for employment of less than, and will not be increased for employment of more than, 20 years of service with the Company.

         The following table illustrates the estimated annual benefit (prior to an offset for other retirement benefits received) which participants are entitled to receive under the supplemental retirement plan, on a straight life annuity basis assuming retirement at age 65 in the indicated compensation classification with certain years of service. If the annual retirement benefits payable to a participant under other Company-related plans and plans of other employers (plus his or her primary Social Security benefit) exceed the annual retirement benefit shown in the table, the participant will instead receive the benefits payable under those other plans.

                      SUPPLEMENTAL RETIREMENT PLAN TABLE

      Average
       Final                                          YEARS OF SERVICE
                                                      ----------------
    Compensation              15 Years           20 Years          25 Years           30 Years          35 Years
    ------------              --------           --------          --------           --------          --------
        $200,000                82,500            110,000           110,000            110,000           110,000
         300,000               123,750            165,000           165,000            165,000           165,000
         400,000               165,000            220,000           220,000            220,000           220,000
         500,000               206,250            275,000           275,000            275,000           275,000
         600,000               247,500            330,000           330,000            330,000           330,000
         700,000               288,750            385,000           385,000            385,000           385,000

         The number of credited years of service as of December 31, 1999, for the executive officers named in the Summary Compensation Table was eleven for J. Stark Thompson, eight for John V. Cooper, four for Derek E. Woods, and 19 for Brian D. Graves. Thomas M. Coutts does not participate in the pension plan.

         Mr. Coutts participates in a pension plan sponsored by the Company in the United Kingdom. In general, a participant in the plan accrues an annual benefit of one-sixtieth of his final pensionable salary multiplied by the number of years of credited service up to a maximum of 40 years. Final pensionable salary is the average base salary in the three consecutive years out of the last thirteen which would produce the highest retirement benefit. Eligible compensation is defined as base salary. An employee is eligible to participate in the plan at the next quarterly enrollment date following attainment of age
20. A participant becomes fully vested immediately upon entry into the plan. Normal retirement is age 60 and early retirement is permitted after age 50 at actuarially reduced benefits. As of December 31, 1999, the number of credited years of service for Mr. Coutts was 27. The estimated annual benefit payable as of December 31, 1999, to Mr. Coutts at normal retirement at age 60 was approximately (pound)119,877 (equivalent to approximately $189,370) based on the maximum number of years of service allowable.

Agreements with Executive Officers

         The Company or, in the case of Thomas M. Coutts, the Company and a subsidiary of the Company, has entered into agreements with certain of its executive officers, including the executive officers named in the Summary Compensation Table, effective as of February 13, 1997, (or later dates for executives who joined the Company or were promoted after such date) which provide certain severance benefits for them in the event of a termination of their employment following a Change of Control (as defined in the agreements), in order to encourage such executives, in the event of a Change of Control of the Company, to continue to perform their duties in the best interests of the Company and its stockholders. In most instances these agreements replace and supersede prior agreements between the Company and the executive officers entered into between June 23, 1989 and July 16, 1996.

         Each agreement provides that, if, within two years following a Change of Control the Company terminates the employment of the executive other than for death, disability or Cause (as defined in the agreements, including repeated, willful and deliberate violations by the executive of his obligations under the agreement or the commission by the executive of an intentional act of fraud, embezzlement, theft or misappropriation of confidential information), or the executive voluntarily terminates his employment for Good Reason (as defined in the agreements, including a diminution in the executive's position, authority, duties or responsibilities or a change in the executive's job location of more than fifty miles or any purported termination in violation of the agreement or the failure of any successor to comply with the agreement), the executive will receive his base salary and bonus through the date of termination plus specified severance benefits. Generally, these severance benefits include, but are not limited to, (i) a specified multiple (two times in the case of Dr. Thompson, Mr. Coutts, Mr. Cooper, and Dr. Woods and one and one-half times for all other executive officers at the Company's pay band 19 or higher) of an executive's annual base salary plus the higher of his or her target bonuses for the year in which the termination occurs or the average annual bonus for the prior three years, and (ii) retirement benefits and health insurance and other benefits for the remainder of the term of the agreement. In addition, the executive would be entitled to immediate acceleration of the exercisability of his or her stock options and accelerated vesting under certain other benefit plans of the Company.

         For purposes of the agreements, a "Change of Control" of the Company generally means (i) an acquisition or series of acquisitions, other than from the Company, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's then outstanding Common Stock (the "Outstanding Company Common Stock") or voting securities (the "Outstanding Company Voting Securities"), provided, however, that any acquisition by the Company, Dexter or any of their subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company, Dexter or any of their subsidiaries, or any transaction or series of transactions that results in any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) having beneficial ownership of more than 20% of the Outstanding Company Common Stock, but less than the percentage of the Outstanding Company Common Stock then beneficially owned by Dexter, and certain other acquisitions specified in the agreements, shall not constitute a Change of Control, (ii) certain changes in the composition of a majority of the Company's board of directors from such composition on December 1, 1996 (the "Incumbent Board"), except changes approved by a majority of directors comprising the Incumbent Board, including a majority of the members of the Incumbent Board who are not Dexter-related Directors (as defined in the agreements), (iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company, or of a reorganization, merger or consolidation of the Company, and, in each case, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities that beneficially owned the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not beneficially own more than 60% of, respectively, the then outstanding shares of common stock and voting stock of the corporation resulting from such reorganization, merger or consolidation; and (iv) so long as Dexter owns 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, any of the following events shall occur (a) the acquisition, other than from Dexter, of beneficial ownership of 20% or more of Dexter's then outstanding common stock (the "Dexter Outstanding Common Stock") or voting securities (the "Dexter Outstanding Voting Securities"), provided that any acquisition by the Company, Dexter or any of their subsidiaries, or by any employee benefit plan (or related trust) sponsored or maintained by the Company, Dexter or any of their subsidiaries, or any acquisition of

Dexter by a corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of such corporation's common stock and voting power are beneficially owned by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Dexter Common Stock and Outstanding Dexter Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Outstanding Dexter Common Stock and Outstanding Dexter Voting Securities, as the case may be, shall not constitute a Change of Control, (b) certain changes in the composition of more than a majority of the board of directors of Dexter from the composition on December 1, 1996, except changes approved by a majority of the incumbent board of directors of Dexter, or (c) approval by the stockholders of Dexter of a complete liquidation or dissolution of Dexter, or the sale or other disposition of all or substantially all of the assets of Dexter, or of a reorganization, merger or consolidation of Dexter, and, in each case, following such reorganization, merger or consolidation the individuals and entities that beneficially owned the Outstanding Dexter Common Stock and Outstanding Dexter Voting Securities prior to such reorganization, merger or consolidation do not beneficially own more than 60% of the then outstanding shares of common stock and voting stock of the resulting corporation.



              REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


         The Compensation and Organization Committee (the "Compensation Committee") of the Company is responsible for, among other things, establishing and administering the compensation policies applicable to executive officers. The Compensation Committee is currently composed of K. Grahame Walker, Chairman, Thomas H. Adams, Ph.D. and Kathleen Burdett.

Overall Policy

         The Company's executive compensation is designed to be closely linked to long-term corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price over time. The overall objectives of this strategy are to attract and retain executive talent of the highest quality, to motivate these executives to achieve the goals inherent in the Company's strategy, to link executive and stockholder interests through equity-based compensation and to provide a compensation package that recognizes individual contributions as well as overall business results.

         The Compensation Committee reviews and makes recommendations to the Board of Directors with respect to the compensation of the most highly compensated executives, including the individuals named in the Summary Compensation Table, and reviews the compensation policies and pay practices employed with respect to all the Company's other executive-level employees. This practice is designed to ensure consistency throughout the executive compensation program. The key elements of the Company's executive compensation program consist of base salary, cash bonuses and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Dr. Thompson, are discussed below.

Base Salary

         Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

         It has been the Company's policy to target base salaries between the 50th and 75th percentiles for base pay of similar positions within the defined competitive group. Annual salary adjustments are determined by evaluating the performance of each executive officer taking into account new responsibilities as well as the individual's contribution to the Company's overall performance. Individual performance ratings take into account such factors as achievement of the strategic plan, attainment of specific individual objectives, interpersonal managerial skills and civic involvement.

Cash Bonus

         The Company's cash bonus accounts for a significant percentage of each executive officer's compensation. Executive officers participate in the Company's Incentive Compensation Plan ("ICP"), which is a pay-for-performance plan designed to compensate officers for performance that increases stockholder value. Approximately 785 employees of the Company are eligible to participate in the ICP. The ICP is approved by the Compensation Committee and is reviewed semi-annually.

         "Performance" is measured by assessing the Company's performance and individual performance. The total amount of compensation to be distributed each year (the "Incentive Pool") is based on Company performance, as measured by specific measurements defined each year such as sales growth, return on investment and operating profitability, and threshold, target and maximum performance levels are established to reflect the Company's operations. Each participant's ICP payout is based upon his or her contribution to the Company's performance as well as the Company's overall financial results in the year. The individual performance ratings in the ICP may range from 0% to 125%. The Company performance-based factors considered in determining the ICP and the weight given to those factors in 1999 were as follows: revenues, 40%; earnings, 40%; and performance profit, 20%. These factors are weighted annually to reflect the assessment of those issues that are in need of emphasis in accordance with the Company's strategic plan. Once the Incentive Pool is determined, the Compensation Committee reviews each executive officer's potential share of the Incentive Pool based on his or her contribution to the Company's business results, which is a subjective determination. The Compensation Committee considers a number of factors in determining an executive officer's contribution to the Company's business results, including the level of the executive's job responsibilities, the executive's past performance and the achievement of individual performance objectives. Individual performance objectives are set at the beginning of each year by the Compensation Committee and the Chief Executive Officer for the Chief Executive Officer and by the Chief Executive Officer and each other executive officer for that executive officer. An executive's individual performance measures take into account such factors as the attainment of specific individual objectives, leadership and management skills and civic involvement. No specific weight is assigned to any particular factor. Bonuses are paid semi-annually, although the amounts paid under the ICP are based on and adjusted for the Company's annual results.

Stock Options

         The third component of each executive officer's compensation is the Company's stock option and long-term incentive compensation plans pursuant to which the Company has granted to executive officers and other key employees options to purchase shares of its Common Stock. The Board of Directors of the Company believes that these plans are an important factor in attracting, retaining and motivating its officers and key employees. The objective of the Company's stock option and long-term incentive compensation plans is to advance the long-term interests of the Company and its stockholders and complement incentives tied to annual performance. Stock option grants provide rewards to executives upon the creation of incremental stockholder value. The determination of the number of stock options granted under the Company's plans is primarily based upon a review of the value of stock options granted at comparable biotechnology and life science companies which the Company believes reflects the market in which the Company competes for executive talent, the total compensation package at these peer companies, and judgments concerning an individual's performance results and the ability of the individual to impact the long-term success of the Company, which is a subjective determination. The Board also considers the number of options outstanding as previously granted, the number of options held by such officer, and the aggregate number of current stock options to be granted in determining the number of stock options to be granted to a participant.

         The stock options granted in 1999 were granted at an exercise price equal to the market value of the Common Stock on the date of grant and will only have value if the Company's stock price increases above the exercise price. Generally, grants of stock options vest in equal amounts over three years and are exercisable within the ten-year period from the date of grant. This approach is designed to provide further incentive to create value for the Company's stockholders over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs in a number of years.

         In order to provide the Board with an objective perspective of competitive stock option programs, the Board of Directors engaged an outside executive compensation firm to prepare an analysis of the Company's stock option program in light of competitive stock option programs at companies deemed to be most comparable to the Company. The Board considered the consultant's analysis in determining its stock option grants.

         Stock options were granted to the executive officers of the Company in February 1999.

Compensation to Chief Executive Officer

         In 1999, J. Stark Thompson, Ph.D., Chief Executive Officer of the Company, received a base salary of $540,000, an increase of 17.6% over his 1998 base salary. In addition, 3.96% of the Company's Incentive Pool, or $128,200, was paid to Dr. Thompson as a bonus for 1999, compared with 5.4% of the Incentive Pool, or $281,918 for 1998. It is our view that total cash compensation paid to Dr. Thompson in 1999 is consistent with the Compensation Committee's compensation philosophy.

         In 1999, Dr. Thompson also received options to purchase 66,000 shares of Common Stock at an exercise price of $36.7188 per share. The grants were given to reinforce the relationship between the Company's performance and the Chief Executive Officer's future earnings. The Compensation Committee took into consideration the report prepared by the Company's executive compensation consultant in recommending to the Board the stock option grants for Dr. Thompson.

Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code of 1986 limits the amount of compensation a corporation may deduct as a business expense paid to its Chief Executive Officer and its four other most highly compensated officers to $1,000,000 in any year, except to the extent that such compensation qualifies as "performance based" compensation. Although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as "performance based" compensation. Those portions of the executives' compensation that are not "performance based" and that exceed the cap will not be tax deductible by the Company.

Conclusion

         The Compensation Committee believes that linking executive compensation to individual and Company performance results in better alignment of compensation with corporate business goals and stockholder value. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Compensation Committee believes that compensation paid to its executives during 1999, including the Chief Executive Officer, reflects the Company's compensation goals and policy.

Compensation & Organization Committee
K. Grahame Walker, Chairman
Thomas H. Adams
Kathleen Burdett

PERFORMANCE GRAPH

Note: The total stockholder return (i.e., changes in share price plus reinvested dividends) shown on the performance graph below is not necessarily indicative of the future returns on the Company's Common Stock.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
            AMONG LIFE TECHNOLOGIES INC, NASDAQ STOCK MARKET INDEX,
           NASDAQ PHARMACEUTICAL STOCK INDEX AND RUSSELL 2000 INDEX
           --------------------------------------------------------

================================================================================================================================
                                             12/31/94       12/31/95       12/31/96       12/31/97       12/31/98       12/31/99
                                             --------       --------       --------       --------       --------       --------
LIFE TECHNOLOGIES, INC.                       $100.0         $140.9         $195.3         $261.4         $307.3         $337.9
NASDAQ STOCK MARKET                           $100.0         $140.4         $171.8         $209.8         $290.1         $534.7
NASDAQ PHARMACEUTICAL STOCKS                  $100.0         $183.4         $184.0         $190.0         $242.0         $450.3
RUSSELL 2000 INDEX                            $100.0         $128.4         $149.6         $183.1         $178.4         $216.4
================================================================================================================================

Note: Assumes an initial Investment of $100 on December 31, 1994. Total return includes reinvestment of dividends.

Compensation Committee Interlocks and Insider Participation

         During 1999 K. Grahame Walker, Chairman, Thomas H. Adams, Ph.D. and Kathleen Burdett served as members of the Company's Compensation and Organization Committee. No member of the Compensation and Organization Committee was during the 1999 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of another entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation and Organization Committee.

Compensation of Directors

         In 1999, each non-employee director of the Company (except Mr. Walker, Mr. Beatt and Ms. Burdett) received a $20,000 retainer fee which was paid quarterly, an additional fee of $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended (with the chairman of each committee receiving $2,000).

         Effective February 1, 1999, the Non-Employee Directors' Annual Retainer Plan and the 1996 Non-Employee Directors' Stock Option Plan were terminated by the Company's Board of Directors.

Certain Relationships and Related Transactions

         In 1999, the Company received the benefit of certain services performed by personnel employed by Dexter Corporation, the Company's majority shareholder. These were primarily internal audit services, for which the Company paid Dexter $25,000. Dexter also purchased insurance for the Company for which the Company was charged its pro rata share of the cost of such insurance. In 1999 Dexter engaged Bain & Company ("Bain"), a consulting firm, to evaluate opportunities for Dexter to increase its participation in the life sciences market. In conjunction therewith, Bain conducted a review of the Company's business and strategic opportunities and made a presentation to the Company, for which the Company paid Bain a fee of $750,000. Dexter received a report from Bain that was based in part on Bain's evaluation of the Company's strategic opportunities. Dexter paid a fee to Bain for services provided to Dexter.

         Mr. Walker is a director of the Company and Dexter; he is also Chairman and Chief Executive Officer of Dexter. Mr. Beatt is a director of the Company; he is also Vice President, General Counsel and Secretary of Dexter. Ms. Burdett is a director of the Company; she is also Vice President and Chief Financial Officer of Dexter. Mr. Kelly and Dr. Whitesides are directors of Dexter.

      PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors, upon recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the accounts of the Company for fiscal year 2000, and it is proposed that the selection of such firm be ratified by the stockholders at the Annual Meeting. In the event that such selection is not so ratified, it will be reconsidered by the Audit Committee and the Board.

         A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

         PricewaterhouseCoopers LLP audited the accounts of the Company and certain employee benefit plans for fiscal year 1999. In connection with its audit function, PricewaterhouseCoopers LLP reviewed the Company's 1999 quarterly and annual reports to its stockholders and certain filings with the SEC. In addition, during fiscal year 1999, PricewaterhouseCoopers LLP provided other professional services to the Company.

         The Audit Committee approves in advance the nature of professional services for which the Company may retain the firm of PricewaterhouseCoopers LLP, considers the possible effect of such retention on the independence of such firm, and determines whether the services provided were within the scope of such approval.

Vote Required

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditors of the

Company. Abstentions and broker non-votes have the same legal effect as a vote "against" this proposal.

         THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO 2 - RATIFICATION OF SELECTION OF AUDITORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             STOCKHOLDER PROPOSALS

         All stockholder proposals that are intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company no later than November 23, 2000, for inclusion in the Board of Directors' proxy statement and form of proxy relating to the meeting. Any stockholder who intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders without requesting the Company to include such proposal in the Company's proxy statement must notify the Company not later than February 6, 2001, of his, her or its intention to present the proposal. Otherwise, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred on the Company by proxies to be solicited by the Board of Directors of the Company and delivered to the Company in connection with the meeting.

                                OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. If, however, any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                   By Order of the Board of Directors,

                                             C. Eric Winzer
                                                Secretary

Dated: March 23, 2000

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999 WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WILL BE SENT, WITHOUT THE ACCOMPANYING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:

         LIFE TECHNOLOGIES, INC.
         ATTN: CORPORATE SECRETARY
         9800 MEDICAL CENTER DRIVE
         ROCKVILLE, MARYLAND 20850

                    PROXY                             PROXY
                            Life Technologies, Inc.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON MAY 2, 2000

C. Eric Winzer and J. Stark Thompson, Ph.D. and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of Life Technologies, Inc. (the "Company") held of record by the undersigned on March 10, 2000, at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Tuesday, May 2, 2000, at The Ritz-Carlton, 1700 Tysons Boulevard, McLean, Virginia 22102, or at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.


UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

1.   ELECTION OF DIRECTORS
     Nominees: Bruce H. Beatt, Peter G. Kelly, and K. Grahame Walker for three-year terms.

     [_] For all listed nominees (except      [_] Withhold Authority to vote for
          for nominee(s) whose name(s)             the listed nominees.
          appear(s) below):


         _______________________________

         _______________________________

         _______________________________


2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL YEAR 2000

    [_] For                        [_] Against                   [_] Abstain


Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.

Date: ______________________________, 2000
Important:  Each joint owner shall sign.       _________________________________
Executors, administrators, trustees, etc.                     Signature
should give full title.

The above-signed acknowledges receipt of the
Notice of Annual Meeting of Stockholders and   _________________________________
the Proxy Statement furnished therewith.           Signature (if held jointly)